EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-156355) on Form S-8 of Solera National Bancorp, Inc. of our report dated March 21, 2013, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Solera National Bancorp, Inc. for the year ended December 31, 2012.

/s/ McGladrey LLP
Denver, Colorado March 21, 2013